Exhibit 99.3

MULLEN AUTOMOTIVE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Mullen Automotive, Inc. (the “Company”) after giving effect to the acquisition of Bollinger Motors, Inc. (“Bollinger Motors”) that was completed September 7, 2022. The acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations, or ASC 805. The unaudited pro forma condensed combined financial information gives effect to the acquisition of Bollinger Motors based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet at June 30, 2022 is presented as if the acquisition of Bollinger Motors had occurred on June 30, 2022. The unaudited condensed combined statements of operations for the nine months ended June 30, 2022 and for the year ended September 30, 2021 are presented as if the acquisition of Bollinger Motors had occurred October 1, 2020.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been on the date previously set forth, nor is it indicative of the future operating results or financial position in combination. The purchase price allocation was made using management’s best estimates of fair value, which are dependent upon certain valuation and other analyses. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the acquisition.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the following:

(a) the unaudited interim condensed consolidated financial statements and related notes of Mullen Automotive, Inc. for the nine months ended June 30, 2022 and 2021;

(b) The audited consolidated financial statements and related notes of Mullen Automotive, Inc. for the years ended September 30, 2021 and 2020;

(c) The unaudited interim financial statements and related notes of Bollinger Motors, Inc. for the six months ended June 30, 2022; and

(d) the audited financial statements and related notes of Bollinger Motors, Inc. for the year ended December 31, 2021.

Mullen Automotive, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2022

	Mullen Automotive, Inc.	Bollinger Motors Inc.		Pro Forma Adjustments	Pro Forma
Assets

Current assets:
Cash and restricted cash	$61,111,263	$1,236,424	(d)	(10,000,000)	$52,347,687
Stock subscription receivable	-	-	(c)	75,000,000	-
			(d)	(15,000,000)
			(e)	(60,000,000)
Other current assets	1,977,108	921,606			2,898,714
Total current assets	63,088,371	2,158,030			55,246,401

Property and equipment, net	13,443,071	1,120,321			14,563,392
Intangible assets	2,180,785	744,675	(c)	168,739,628	171,665,088
Investment in Bollinger Motors Inc.			(a)	148,200,000	-
			(c)	(148,200,000)
Other non-current assets	5,552,603	306,418	(f)	247,000	6,106,021

Total assets	$84,264,830	$4,329,444			$247,580,902

Liabilities and stockholders' equity

Current liabilities
Accounts payable and accrued expenses	$16,987,750	$609,107			$17,596,857
Notes payable, current portion	3,645,764	-			3,645,764
Purchase consideration payable in cash			(a)	148,200,000	63,200,000
			(d)	(25,000,000)
			(e)	(60,000,000)
Other current liabilities	37,884,298	316,370	(f)	247,000	38,447,668
Total current liabilities	58,517,812	925,477			122,890,289

Long-term liabilities
Notes payable, net of current portion	5,256,611				5,256,611.00
Convertible notes and accrued interest	-	8,282,409	(b)	(8,282,409)	-
Other long-term liabilities	1,334,518	280,411			1,614,929
Total liabilities	65,108,941	9,488,297			129,761,829

Stockholders' Equity
Preferred stock, zero shares outstanding	-	-			-
Common stock, 498,694,481 shares outstanding	498,694	-			498,694
Common stock, 533,746 shares outstanding	-	534	(c)	(534)	-
Additional paid-in capital	297,540,727	46,339,324	(b)	8,282,409	297,403,911
			(c)	(54,758,549)
Accumulated deficit	(278,883,532)	(51,498,711)	(c)	51,498,711	(278,883,532)
Non-controlling interest	-	-	(c)	98,800,000	98,800,000
Total stockholders' equity	19,155,889	(5,158,853)			117,819,073
Total liabilities and stockholders' equity	$84,264,830	$4,329,444			$247,580,902

(a)	to record Mullen Automotive’s purchase obligation for its investment in Bollinger Motors
(b)	to record Bollinger Motors' conversion of convertible notes and accrued interest
(c)	to allocate Bollinger Motors investment to fair value of net assets acquired
(d)	to record payment of purchase obligation amounts at closing
(e)	to record elimination of stock subscription obligation in consolidation
(f)	to record new lease obligation executed at closing

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Mullen Automotive, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Period from October 1, 2020 to September 30, 2021

	Mullen Automotive, Inc.	Bollinger Motors Inc.		Pro Forma Adjustments	Pro Forma
Operating Expenses
General and administrative	19,393,941	$4,668,997.00	[ia]	(1,420,427)	$32,896,669.00
			[ib]	374,158
			[ii]	9,880,000
Research and development	3,009,027	9,030,211	[ia]	(2,530,495)	13,198,189
			[ib]	3,689,446
Total Operating Expenses	22,402,968	13,699,208			46,094,858
Loss from Operations	(22,402,968)	(13,699,208)			(46,094,858)

Interest expense	(21,168,232)	-			(21,168,232)
Gain on extinguishment of indebtedness	890,581	-	[ib]	674,310	1,564,891
Other financing costs	(1,559,961)	-			(1,559,961)
Other income (expense), net	-	114,777	[ia]	(53,155)	61,622
			[ib]	20,541

Net Loss	(44,240,580)	(13,584,431)			(67,196,538)

Net Loss attributable to Non-controlling interest					(9,174,167)

Net Loss attributable to Mullen Automotive Shareholders					(58,022,371)

Net loss per share attributable to Mullen Automotive Shareholders	$(8.56)				$(12.99)

Weighted average shares outstanding, basic and diluted	5,171,144		[iii]	-	5,171,144

[ia]	to remove Bollinger Motors' operations for the period from October 1, 2021 to December 31, 2021
[ib]	to include Bollinger Motors' operations for the period from October 1, 2020 to December 31, 2020
[ii]	to include amortization of intangibles associated with the acquisition of Bollinger Motors
[iii]	does not reflect approximately 450,300,000 shares to be issued to fund the purchase consideration payable, assuming a share price of $0.2736 per share at November 17, 2022.

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Mullen Automotive, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Period from October 1, 2021 to June 30, 2022

	Mullen Automotive, Inc.	Bollinger Motors Inc.		Pro Forma Adjustments	Pro Forma
Operating Expenses
General and administrative	53,067,316	$3,763,082.00	[i]	1,420,427	$63,190,825.00
			[ii]	4,940,000
Research and development	9,655,126	2,754,089	[i]	2,530,495	14,939,710
Total Operating Expenses	62,722,442	6,517,171			78,130,535
Loss from Operations	(62,722,442)	(6,517,171)			(78,130,535)

Interest expense	(29,906,225)	-			(29,906,225)
Loss on extinguishment of indebtedness	23,413	-			23,413
Incentive fee to creditor for transfer of note payable	(23,085,886)	-			(23,085,886)
Loss on disposal of fixed assets	(50,574)	-			(50,574)
Penalty for insufficient authorized shares	(3,495,000)	-			(3,495,000)
Revaluation of liability to issue shares	3,045,000	-			3,045,000
Other income (expense), net	(12,317,170)	181,025	[i]	53,155	(12,082,990)

Net Loss	(128,508,884)	(6,336,146)			(143,682,797)

Net Loss attributable to Non-controlling interest					(6,069,565)

Net Loss attributable to Mullen Automotive Shareholders					(137,613,232)

Net loss per share attributable to Mullen Automotive Shareholders	$(0.76)				$(0.85)

Weighted average shares outstanding, basic and diluted	169,531,688		[iii]	-	169,531,688

[i]	to include Bollinger Motors' operations for the period from October 1, 2021 to December 31, 2021
[ii]	to include amortization of intangibles associated with the acquisition of Bollinger Motors
[iii]	does not reflect approximately 450,300,000 shares to be issued to fund the purchase consideration payable, assuming a share price of $0.2736 per share at November 17, 2022.

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MULLEN AUTOMITIVE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.

1. Basis of Pro Forma Presentation

On September 7, Mullen Automotive, Inc. (the “Company”) entered into a series of Purchase Agreements (Primary Purchase Agreement, Bollinger Purchase Agreement, Masters Purchase Agreement and Seaport Purchase Agreements) to acquire a controlling interest in Bollinger Motors, Inc. (“Bollinger Motors”).

The unaudited pro forma condensed combined balance sheet at June 30, 2022 combines the historical condensed consolidated balance sheet of the Company with the historical condensed balance sheet of Bollinger Motors as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the nine months ended June 30, 2022 and for the year ended September 30, 2021 combine the historical condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on our combined results.

2. Consideration Transferred

Total consideration of $148.2 million was paid to Bollinger Motors and Bollinger shareholders as follows:

•	Bollinger Motors received consideration of up to approximately $77 million, of which $15 million was paid at closing, with the remainder to be paid in installments pursuant to the Primary Purchase Agreement.

•	Bollinger shareholders received an aggregate of approximately $71.2 million, of which $10 million was paid at closing, with the remainder paid in installments pursuant to the Bollinger Purchase Agreement, the Master Purchase Agreement and the Seaport Purchase Agreement.

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3. Purchase Price Allocation

Under the acquisition method of accounting outlined in Accounting Standards Codification Topic 805, Business Combinations, or ASC 805, the identifiable assets acquired and liabilities assumed in the acquisition are recorded at their acquisition-date fair values and are included in the Company’s consolidated financial position. The Company’s unaudited pro forma adjustments are based on the fair value for all assets acquired and liabilities assumed to illustrate the estimated effect of the acquisition on the condensed consolidated balance sheet at June 30, 2022.

As the Company is acquiring 60% of Bollinger Motors, the 40% of Bollinger Motors not acquired is reflected on the condensed consolidated balance sheet as Non-controlling interest.

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